UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 5, 2018

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on September 30, 2014, RiceBran Technologies (the “Company”) entered into a securities purchase agreement with certain investors pursuant to which the Company agreed to sell to the investors shares of common stock, and to issue warrants (the “2014 Warrants”) to purchase up to a total of 1,181,696 shares of common stock.  Also as previously reported, on February 17, 2016, the Company entered into a securities purchase agreement with certain investors pursuant to which the Company agreed to sell to the investors shares of Series F Preferred Stock, and to issue warrants (the “2016 Warrants”) to purchase up to a total of 2,660,000 shares of common stock at an exercise price of $2.00 per share.

On September 5, 2018, the Company and certain holders of 2014 Warrants that also hold 2016 Warrants (“Exercising Holders”) entered into a Warrant Amendment Agreement (the “Amendment Agreement”), pursuant to which the Company and the Exercising Holders agreed to amend the 2014 Warrants held by the Exercising Holders to (i) reduce the exercise price from $5.27 to $3.30 per share, (ii) change the expiration date from April 3, 2020 to April 3, 2019 and (iii) reduce the total number of shares of common stock underlying such 2014 Warrants from 850,000 to 600,000.  In addition, the Exercising Holders agreed to exercise their 2016 Warrants with respect to all of the shares of common stock underlying such 2016 Warrants.  As of the date of the Amendment Agreement, the Exercising Holders held 2016 Warrants to purchase a total of 1,952,000 shares of common stock at an exercise price of $2.00 per share.  If the exercise of the 2016 Warrants would cause the Exercising Holder to exceed the 4.99% beneficial ownership limitations (“Beneficial Ownership Limitation”) (as defined in the 2016 Warrants), then the Company will only issue such number of shares to the Exercising Holder as instructed by the Exercising Holder and as would not cause such Exercising Holder to exceed the maximum number of shares permitted under the Beneficial Ownership Limitation, with the balance of shares to be held in abeyance until the balance may be issued in compliance with such limitations.

The Company expects to receive aggregate gross proceeds of approximately $3,904,000 from the exercise of the 2016 Warrants by the Exercising Holders.

The description of terms and conditions of the Amendment Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amendment Agreement, which is attached hereto as Exhibit 10.1.

Item 3.03	Material Modifications to Rights of Security Holders

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

Exhibit
No.	Description
10.01	Warrant Amendment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: September 5, 2018	By:	/s/ Brent Rystrom
Brent Rystrom
Chief Financial Officer
(Duly Authorized Officer)